LOAN AMENDMENT AND EXTENSION AGREEMENT

This Loan Amendment and Extension Agreement (this “Amendment”), dated as of April 29, 2016 (“Effective Date”) among Helpful Alliance Company, a Florida corporation (the “Borrower”), and Zimas LLC, a Florida limited liability company (the “Lender”).

WHEREAS, the Borrower and the Lender have entered into that certain Loan and Security Agreement, dated as of March 31, 2013 (the “Loan Agreement”).

WHEREAS, the parties hereto desire to amend the Loan Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 12 “Assignability and Modification” of the Loan Agreement, modifications to the Loan Agreement must be contained in a written agreement signed by the Borrower and Lender.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Loan Agreement.

2. Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) Section 3 “Term. Maturity Date” of the Loan Agreement is hereby amended in its entirety as follows:

“The principal amount of $1,000,000 (“Principal Payment”) shall be due and payable to the Lender on or before June 30, 2016 (“Maturity Date”) unless amended by the Parties and stated in writing.” The Borrower hereby specifically acknowledges its responsibility to pay the Lender the entire Principal Amount of the Loan in cash.

(b) Section 5 “Interest” of the Loan Agreement is hereby amended in its entirety as follows:

“The Lender provides the Loan to the Borrower at non-compounding interest rate of 8.0% per year, which shall accrue daily, starting to accrue on January 25, 2013, and end on March 31, 2016 (“Interest”) after which the non-compounding Interest rate shall increase to 10.0% per year, which shall accrue daily and end on the earlier of (a) Maturity Date or (b) such date when the Principal Amount under the Loan Agreement has been repaid in full. The Borrower hereby specifically acknowledges its responsibility to pay the Lender the entire amount of all accrued and unpaid Interest under the Loan in cash.”

(c) Section 7 “Collateral and Conversion” is deleted in its entirety. The Lender hereby specifically acknowledges that no shares of the Borrower’s common stock will be any longer reserved in the Lender or issued to the Lender in consideration for conversion of the Principal Amount or the Interest amount under the Loan.

3. Warrant. In consideration for the Lender executing this Amendment, the Borrower has agreed to issue Lender a warrant to purchase up to 625,000 shares of common stock of the Lender at fixed exercise price of $1.60 per share, such exercise right vesting on January 1, 2018 and expiring on December 31, 2028 (the “Warrant”).

4. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Loan Agreement and the other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed by the Borrower and Lender. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Loan Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Lender.

5. Conditions Precedent. This Amendment shall become effective upon the date (the “Effective Date”) on which the Lender shall have received:

(a) This Amendment, duly executed and delivered by the Borrower;

(b) The Warrant, duly executed and delivered by the Borrower.

(c) Such other information and documents as may reasonably be required by the Lender and its counsel in connection with this Amendment.

6. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the Borrower and the Lender, and each of their respective successors and assigns.

7. Binding Effect. The execution and delivery of this Agreement by the Lender and Borrower shall be binding upon each of them and their respective successors and assigns. This Agreement is final and irrevocable.

8. Ample Opportunity. The Lender had an ample opportunity to review this Agreement and to obtain independent legal counsel to review this Agreement.

9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida.

10. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

HELPFUL ALLIANCE COMPANY

By:	/s/ Sergey Gurin
Name:	Sergey Gurin
Title:	Chief Financial Officer

ZIMAS, LLC

By:	/s/ Zena Katz
Name:	Zena Katz,
Title:	Managing Member